Exhibit A

Joint Filing Agreement

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned further agree that this agreement may be included as an exhibit to such filing. This agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

Date: February 10, 2021

MCCARTHY CAPITAL MORTGAGE INVESTORS, LLC

By:	/s/ Patrick J. Duffy
Name:	Patrick J. Duffy
Title:	President

MCCARTHY PARTNERS, LLC

By:	/s/ Patrick J. Duffy
Name:	Patrick J. Duffy
Title:	President

MCCARTHY PARTNERS MANAGEMENT, LLC

By:	/s/ Patrick J. Duffy
Name:	Patrick J. Duffy
Title:	President

PATRICK J. DUFFY

By:	/s/ Patrick J. Duffy
Name:	Patrick J. Duffy
Title:	In his personal capacity